UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 15, 2006

                          TRACEGUARD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                    000- 50329                98-0370398
(State or Other Jurisdiction     (Commission File           (I.R.S. Employer
       of Incorporation)              Number)            Identification Number)

             330 Madison Avenue, 9th Floor, New York, New York 10017
                    (Address of principal offices) (zip code)

                                 (866) 401-5969
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by TraceGuard Technoloiges, Inc. (the "Company") on February 16, 2006, related to events that occurred on February 15, 2006. The only portion of such Form 8-K being amended is to modify Item 9.01 to provide the financial statements of the business acquired required to be filed thereunder and to provide a related Management's Discussion and Analysis or Plan of Operation.

Item 1.01 Entry into a Material Definitive Agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

      This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

      Although TraceGuard believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, TraceGuard does not intend to update any of the forward-looking statements to conform these statements to actual results.

      The financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles in the United States of America for interim financial statements. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this quarterly report.

THE FOLLOWING DISCUSSION AND ANALYSIS PROVIDES INFORMATION WHICH TRACEGUARD'S MANAGEMENT BELIEVES IS RELEVANT TO AN ASSESSMENT AND UNDERSTANDING OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THIS DISCUSSION SHOULD BE READ TOGETHER WITH ITS FINANCIAL STATEMENTS AND THE NOTES TO FINANCIAL STATEMENTS WHICH ARE INCLUDED IN THIS REPORT.

General

      Since inception, Tracetrack has focused on developing technologies for homeland security applications. The technology developed by Tracetrack is considered a breakthrough in automatic screening of carry-on luggage at airports and other checkpoints for explosive materials. On February 15, 2006, Tracetrack signed a definitive license agreement with TraceGuard. The Agreement has granted TraceGuard, under certain terms and conditions, exclusive, worldwide, perpetual license to the patents and related know-how owned by Tracetrack. In consideration for the license granted to TraceGuard, Tracetrack will receive royalty payments of 3% of net sales until the earlier of five years from the first commercial sale of a product, or at the time that the aggregate amount of royalty payment equals $2,500,000. This is in addition to a previous payment of $100,000 made as a down payment for the license. Pursuant to the Agreement, Tracetrack has discontinued all its R&D activities.

Cash Requirements

      In the foreseeable future Tracetrack is not planning to be engaged in any R&D, manufacture or marketing activities. Future cash requirements for Tracetrack's operations are, therefore, minimal.

      At September 30, 2005, Tracetrack had a negative working capital of $336,215.

      There can be no assurance that additional financing will be available to Tracetrack when needed or, if available, that it can be obtained on commercially reasonable terms. If Tracetrack is not able to obtain the additional financing on a timely basis, it will be unable to conduct its operations as planned, and it will not be able to meet it's obligation as they become due. In such event they will be forced to scale down or perhaps even cease our operations.

Product Research and Development

      All the Tracetrack's R&D activities have been discontinued pursuant to the Agreement, on February 15, 2006.

Lease agreements & investments

      To date Tracetrack is using its parent company's (M.S Materials Ltd.) facilities in Tel Aviv. The future total expected lease fees are immaterial.

Employees

      As of September 30, 2005 Tracetrack employed 2 full time employees.

      Pursuant to the Agreement these employees have been dismissed, and Tracetrack currently has no full time or part time employees, and does not intend to employ any in the foreseen future.

Going Concern

      Due to being a development stage company and not generating any significant revenues, Tracetrack's financial statement for the period of nine months ended September 30, 2005 shows a working capital deficiency of $US 336 thousands and capital deficit of $US 1,074 thousands and a net loss of $US 13 thousands for the nine month period then ended.

      The continuation of Tracetrack's business is dependent upon it raising additional financial support. Obtaining commercial loans, or assuming loans would be available, however, they will increase Tracetrack's liabilities and future cash commitments.

      There are no assurances that Tracetrack will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Tracetrack will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Tracetrack. If adequate working capital is not available Tracetrack may not be able to carry on with its operations. These conditions raise substantial doubt about Tracetrack's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

ACCOUNTING POLICIES

      The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

      Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition. Tracetrack have historically incurred losses, and through September 30, 2005, have incurred losses of $1,080,132.

Functional currency

      Tracetrack draws up and presents its financial statements in U.S. dollars (hereafter - dollars or US$). The functional currency for Tracetrack is the Israeli currency (hereafter -shekels or NIS) which is the currency that best reflects the economic environment in which the company operates (its "measurement currency"). The financial statement were translated into US dollars in accordance with the principles set forth in Statement of Financial Accounting Standards ("FAS") No. 52 "Foreign Currency Translation". The resulting aggregate translation adjustments were presented in capital deficiency, under "accumulated other comprehensive income (loss)".

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to recording net revenue, collectibility of accounts receivable, and the realizability of other intangible assets, accruals, income taxes, inventory realization and other factors. Management has exercised reasonable judgment in deriving these estimates; however, actual results could differ from these estimates. Consequently, change in conditions could affect our estimates.

                       Fair Value of Financial Instruments

      Tracetrack considers all highly liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents. Investments with maturities beyond one year may be classified as short-term based on their highly liquid nature and because such marketable securities represent the investment of cash that is available for current operations. All cash and short-term investments are classified as available for sale and are recorded at market value using the specific identification method; unrealized gains and losses (excluding other-than-temporary impairments) are reflected in other income.

Results of Operations

Nine months ended September 30, 2005 and 2004

      Tracetrack recorded losses of $13,289 and $122,859 for the nine month periods ending September 30, 2005 and 2004, respectively, and losses of $1,080,132 since inception to September 30, 2005. The principal components of the losses were for Research and development expenses of $87,736, $107,632 and $953,334, respectively.

      Other operating expenses for the nine months ending September 30, 2005 and 2004 were $25,303 and 14,534, respectively.

Liquidity and Capital Resources

      At September 30, 2005, Tracetrack had negative working capital of $336,215.

      At September 30, 2005, Tracetrack's total assets were $49,406 which consisted of cash and other receivables.

      At September 30, 2005, Tracetrack's total liabilities were $1,127,941.

      At September 30, 2005, Tracetrack have long-term debt of $742,320.

Recent Accounting Pronouncements

      On June 7, 2005, FASB issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" ("SFAS No. 154"). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS No. 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

      Audited Financial Statements of Tracetrack Technologies Ltd. as of September 30, 2005 and for the period from January 6, 2002 (inception) through September 30, 2005.

(b) Pro forma financial information.

      Not applicable.

(c) Exhibits

Exhibit Number    Description
--------------------------------------------------------------------------------

10.1 License Agreement, dated as of February 15, 2006, by and between TraceGuard Technologies Ltd. and Tracetrack Technology Ltd. (Incorporated by reference to the Company's Current Report on Form 8-K filed on February 16, 2006)

10.2 Consulting Agreement, dated as of February 15, 2006, by and between TraceGuard Technologies Ltd. and M.S. Materials Ltd. (Incorporated by reference to the Company's Current Report on Form 8-K filed on February 16, 2006)

99.1 Press Release, dated February 16, 2006, issued by TraceGuard Technologies, Inc. (Incorporated by reference to the Company's Current Report on Form 8-K filed on February 16, 2006)

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRACEGUARD TECHNOLOGIES, INC.

Dated: February 24, 2006                By:  /s/ David Ben-Yair
                                            ------------------------------------
                                        Name:    David Ben-Yair
                                        Title:   Chief Financial Officer

                          Tracetrack Technologies Ltd.
                          (A Development stage company)

                  Financial Statements as of September 30, 2005

                                Table of contents

Report of Independent Registered Public Accounting Firm                      2

Financial statements (in U.S. dollars):

Balance sheets                                                               3

Statement of operations                                                      4

Statements of changes in capital deficiency                                  5

Statements of cash flows                                                     6

Notes to the financial statements                                           7-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of
TRACETRACK TECHNOLOGIES LTD.

We have audited the balance sheets of TraceTrack Technologies Ltd. (the "Company as of December 31, 2004 and 2003, and the related statements of operations, changes in capital deficiency and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations, changes in capital deficiency and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has capital deficiency and had incurred operating losses since inception. These facts raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

February 23, 2006

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel

Tracetrack Technologies Ltd.
(A development stage company)
                                                                   Balance Sheet
--------------------------------------------------------------------------------

                                                  September 30,        December 31,
                                                  -------------   ---------------------
                                                      2005           2004       2003
                                                    Unaudited      Audited     Audited
                                                  -------------   ---------   ---------
Assets

Current assets:

Cash and cash equivalents                                42,261          --       5,431
Other receivables (note 3)                                7,145      10,172      25,808
                                                  -------------   ---------   ---------

Total current assets                                     49,406      10,172      31,239
                                                  -------------   ---------   ---------

Non-current assets:

Employee rights upon retirement funded                       --          --      13,291
Fixed assets, net (note 4)                                4,823       7,285      10,154
                                                  -------------   ---------   ---------
Total non-current assets                                  4,823       7,285      23,445
                                                  -------------   ---------   ---------

Total assets                                             54,229      17,457      54,684
                                                  -------------   ---------   ---------

Liabilities net of capital deficiency

Current liabilities:

Credit from bank (note 5)                                    --          70       3,411
Trade payables (note 6)                                  13,625       6,480      68,507
Other payables (note 7)                                 371,996     407,465     297,976
                                                  -------------   ---------   ---------

Total current liabilities                               385,621     414,015     369,894
                                                  -------------   ---------   ---------

Long-term liabilities:

Loans from related parties (note 11)                    742,320     730,238     455,300
Liability for employee rights upon retirement                --          --      38,411
                                                  -------------   ---------   ---------

Total long-term liabilities                             742,320     730,238     493,711

Commitments and contingent liabilities (note 12)

Total liabilties                                      1,127,941   1,144,253     863,605
                                                  -------------   ---------   ---------

Capital deficiency

Share capital - Ordinary shares of NIS 1 par
 value (authorized - September 30, 2005,
 December 31, 2004  and 2003- 10,000 shares;
 issued and outstanding - September 30, 2005,
 December 31, 2004 and 2003- 10,000 shares)              2,111        2,111       2,111
Accumulated other comprehensive income  (loss)           4,309      (62,064)    (42,754)
Accumulated deficit                                 (1,080,132)  (1,066,843)   (768,278)
                                                  -------------   ---------   ---------

Total capital deficiency                            (1,073,712   (1,126,796)   (808,921)
                                                  -------------   ---------   ---------

Total liabilities net of capital deficiency             54,229       17,457      54,684
                                                  =============   =========   =========

    The accompanying notes are an integral part of these financial statements

                                      3-4

Tracetrack Technologies Ltd.
(A development stage company)
Statements of Operation
--------------------------------------------------------------------------------

                                                                                                 For the
                                                                                               period from
                                        For nine      For nine                                  January 6,
                                         months        months                                      2002
                                         ended         ended                                   (inception)
                                      September 30  September 30   Year ended December, 31     to September
                                      ------------  ------------   -----------------------         30,
                                          2005          2004          2004          2003           2005
                                       Unaudited     Unaudited      Audited       Audited       Unaudited
                                      ----------     ---------      -------       -------       ---------
Operating expenses:

Research and development expenses,
 net (note 13 a)                          87,736       107,632       250,348       361,630       953,334
Sales and marketing expenses               8,266         4,341         7,220        (3,123)       12,363
General and administrative expenses
(note 13 b)                               17,037        10,193        39,089        72,177       213,009
                                      ----------    ----------    ----------    ----------    ----------
               Operating loss           (113,039)     (122,166)     (296,657)     (430,684)   (1,178,706)

Financial expenses, net                      250           693         1,908            44         1,426

Other income                             100,000            --            --            --       100,000
                                      ----------    ----------    ----------    ----------    ----------

Net loss for the period                  (13,289)     (122,859)     (298,565)     (430,728)   (1,080,132)
                                      ==========    ==========    ==========    ==========    ==========

Loss per Ordinary share, basic and
 diluted                                   (1.33)       (12.29)       (29.86)       (43.07)      (108.01)
                                      ==========    ==========    ==========    ==========    ==========

Weighted average number of shares
 used in computation of loss per
 share, basic and diluted                 10,000        10,000        10,000        10,000        10,000
                                      ==========    ==========    ==========    ==========    ==========

    The accompanying notes are an integral part of these financial statements

Tracetrack Technologies Ltd.
(A development stage company)
Statements of changes in capital deficiency
--------------------------------------------------------------------------------

                                                                               Accumulated
                                                                                  other
                                                Number of                     comprehensive    Accumulated
                                                 shares       Share capital   income (loss)       deficit           Total
                                              -------------   -------------   -------------    -------------    -------------
Changes for the period from January 6, 2002
 to December 31,2002 (unaudited):

Issuance of Ordinary shares                          10,000           2,111              --               --            2,111
Net loss                                                 --              --              --         (337,550)        (337,550)
Differences from translation of financial
 statements                                              --              --             921               --              921
                                              -------------   -------------   -------------    -------------    -------------

Balance at December 31, 2002, (unaudited)            10,000           2,111             921         (337,550)        (334,518)

Changes during the year ended December 31, 2003, (audited):

Net loss                                                 --              --              --         (430,728)        (430,728)
Differences from translation of financial
 statements                                              --              --         (43,675)              --          (43,675)
                                              -------------   -------------   -------------    -------------    -------------

Balance at December 31, 2003 ,(audited)              10,000           2,111         (42,754)        (768,278)        (808,921)

Changes during the year ended December 31, 2004, (audited):

Net loss                                                 --              --              --         (298,565)        (298,565)
Differences from translation of financial
 statements                                              --              --         (19,310)              --          (19,310)
                                              -------------   -------------   -------------    -------------    -------------

Balance at December 31, 2004 ,(audited) :            10,000           2,111         (62,064)      (1,066,843)      (1,126,796)

ChangesS during the nine months ended
 September 30, 2005 ,(unaudited):

Net loss                                                 --              --              --          (13,289)         (13,289)
Differences from translation of financial
 statements                                              --              --          66,373               --           66,373
                                              -------------   -------------   -------------    -------------    -------------
Balance at September 30, 2005 ,(unaudited)
                                                     10,000           2,111           4,309       (1,080,132)      (1,073,712)
                                              =============   =============   =============    =============    =============

    The accompanying notes are an integral part of these financial statements

Tracetrack Technologies Ltd.
(A development stage company)
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                                   For the
                                                                                                                 period from
                                                                                                                  January 6,
                                                                                                                     2002
                                               For nine         For nine                                         (inception)
                                                months           months                                               to
                                                ended            ended           Year ended December, 31          September
                                             September 30    September 30     ------------------------------          30,
                                                2005             2004              2004             2003             2005
                                              Unaudited        Unaudited         Audited          Audited         Unaudited
                                            -------------    -------------    -------------    -------------    -------------
Cash flows from operating activities
Net loss for the period                           (13,289)        (122,859)        (298,565)        (430,728)      (1,080,132)
Adjustments to reconcile net loss to
 net cash used in operating activities:
Depreciation and amortization                       2,054            2,204            3,010            1,836            6,922
Liability for employee rights upon
 retirement                                            --               --               --           18,314
Changes in operating assets and
 liabilities:
Decrease (increase) in other receivables            2,444           20,455           15,928          (13,749)          (7,230)
Increase (decrease) in accounts payables
 and accruals                                      (1,412)         (84,282)          41,135          277,926          390,214
                                            -------------    -------------    -------------    -------------    -------------
Net cash used in operating activities             (10,203)        (184,482)        (238,492)        (146,401)        (690,226)
                                            -------------    -------------    -------------    -------------    -------------

Cash flows from investing activities
Employee rights upon retirement funded                 --               --               --           (7,779)
Purchase of fixed assets                               --               --               --           (5,979)         (11,802)
                                            -------------    -------------    -------------    -------------    -------------
Net cash used in investing activities                  --               --               --          (13,758)         (11,802)
                                            -------------    -------------    -------------    -------------    -------------

Cash flows from financing activities
Issuance of share capital                              --               --               --               --            2,111
Increase (decrease) of short term bank
 credit, net                                          (68)          25,511           (3,369)          (6,242)              --
Receipt of long term loans from related
 parties                                           61,646          155,220          240,207          124,599          751,163
                                            -------------    -------------    -------------    -------------    -------------
Net cash provided by financing operations          61,578          180,731          236,838          118,357          753,274
                                            -------------    -------------    -------------    -------------    -------------

TRANSLATION DIFFERENCES                            (9,114)          (1,680)          (3,777)           1,676           (8,985)

Net increase (decrease) of cash and cash
 equivalents                                       42,261           (5,431)          (5,431)         (40,126)          42,261

Cash and cash equivalents at the
 beginning of the period                               --            5,431            5,431           45,557               --
                                            -------------    -------------    -------------    -------------    -------------

Cash and cash equivalents at the end of
 the period                                        42,261               --               --            5,431           42,261
                                            =============    =============    =============    =============    =============

Supplementary information on financing activities not involving cash flows:
On September 30, 2004 the liability for severance pay in the amount of $ 25,000, was assumed by parent company.

   The accompanying notes are an integral part of these financial statements.

Tracetrack Technologies Ltd.
(A development stage company)
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 1 - GENERAL

a. Tracetrack Technologies Ltd. a wholly-own subsidiary of Matterial System Ltd. (hereafter the Parent Company) is an Israeli corporation in the development stage (hereinafter the "Company") which was established and commenced operation on January 6, 2002.

      The Company is engaged in developing, manufacturing and marketing systems for detection of explosives in luggage of air traffic passengers.

      On February 15, 2006 the Company entered into an agreement under which it shall grant to TraceGuard Technologies Inc TCGD.OB or its affilates (hereinafter TraceGuard) an exclusive, worldwide, perpetual license (hereinafter the "License") to make any and all uses of the Company's technology, as defined in this agreement. Pursuant to this agreement TraceGuard paid the Company $ 100,000 for these rights and will pay the Company, on quarterly basis, payment of three percent (3%) of: sales until the earlier of the lapse of five years from the first commercial sale of products, as defined in the agreement, or at the time that the aggregate amount of such payments equal $ 2.5 million.

b. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of September 30, 2005 the Company has a working capital deficiency of $ 402,000 and capital deficiency of $ 1,074,000 and a net loss of $ 13,000 for the nine months period ending September 30, 2005. These raise substantial doubt about its ability to continue as a going concern. The Company's existence is dependent on the ongoing financing from its shareholders.

      These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies, which have been applied consistently with those of previous years, are as follows:

      A. General:

      1)    Accounting principles

      The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

      2)    Functional currency

            The Company draws up and presents its financial statements in U.S. dollars (hereafter - dollars or US$). The functional currency for the Company is the Israeli currency (hereafter -shekels or NIS) which is the currency that best reflects the economic environment in which the Company operates (its "measurement currency"). The financial statement were translated into U.S. dollars in accordance with the principles set forth in Statement of Financial Accounting Standards ("FAS") No. 52 "Foreign Currency Translation". The resulting aggregate translation adjustments were presented among the capital deficiency, under "accumulated other comprehensive income
            (loss)".

      3)    Use of estimates in the preparation of financial statements

            The preparation of financial statements in conformity with in the United States of America accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

      B. Cash and Cash Equivalents

      The Company consider all highly liquid investments, with an original maturity of three months or less at time of investment, that are not restricted as to withdrawal or use, to be cash equivalents.

      C. Fair value of financial instruments

      The financial instruments of the Company consist of mainly non-derivative current assets and liabilities. In view of their nature, the fair value of financial instruments include in working capital of the Company is usually identical or close to their fair value.

      D. Data regarding the exchange rate and the CPI

                                               Exchange rate
                                               of one dollar         CPI*
                                             -----------------  ----------------

    September 30, 2005                           NIS 4.598        184.1 points
    December 31, 2004                            NIS 4.308        180.7 points
    December 31, 2003                            NIS 4.379        178.6 points
Increase (decrease) during the period end:
    September 30, 2005                              6.7%             1.9%
    December 31, 2004                              (1.6)%            1.2%
    December 31, 2003                              (7.6)%           (1.9)%

      * Based on the Israeli index for the month ending on each balance sheet date, on the basis of 1993 average = 100.

      E. Fixed Assets

      Fixed assets are stated at cost.

      Depreciation is calculated by the straight-line method at the following rates, which are considered appropriate to depreciate the assets over their estimated useful lives:

                                 %
                               ----
        Equipment               33
        Office equipment       7-33

      Leasehold improvements are amortized according to the term of the leases which are shorter than their useful lives.

      F. Research and Development Costs

      Research and development expenses are charged to income as incurred. Participation from government departments and/or from research foundations for development of approved projects is recognized as a reduction of expense as the related costs are incurred (see also note 13a).

      G. Comprehensive income (loss)

      In addition to net income (loss), other comprehensive income (loss) includes unrealized gains and losses on currency translation adjustments of the non-dollar currency financial statements of the Company.

      H. Earning per share ("EPS")

      Basic and diluted EPS is computed by dividing net loss by the weighted average number of ordinary shares outstanding during each period.

      I. Deferred income taxes

      Deferred taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Deferred income tax provisions and benefits are based on the changes in the deferred tax asset or tax liability from period to period. Valuation allowances are provided for deferred tax assets when it is more likely than not that all or a portion of the deferred tax assets will not be realized.

      J. Recently issued accounting pronouncements:

      On June 7, 2005, FASB issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" ("SFAS No. 154"). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS No. 154 will have a material effect on our financial position, results of operations or cash flows.

      The Company estimates the impact of recently issued accounting pronouncements on its financial statements will not be material.

NOTE 3 - OTHER RECEIVABLES

                                                            December 31,
                                                     ---------------------------
                                                         2004           2003
                                                     ------------   ------------
      Government institutes                                 6,487         21,497
      Others                                                3,685          4,311
                                                     ------------   ------------

                                                           10,172         25,808
                                                     ============   ============

NOTE 4 - FIXED ASSETS

      a. Fixed assets grouped by major classifications, is as follows:

                                                            December 31,
                                                     ---------------------------
                                                         2004           2003
                                                     ------------   ------------
      Cost:
        Equipment                                           5,594          5,503
        Office equipment                                    4,894          4,815
        Leasehold improvements                              1,510          1,484
                                                     ------------   ------------
                                                           11,998         11,802

      Less - accumulated depreciation
       and amortization                                     4,713          1,648
                                                     ------------   ------------

                                                            7,285         10,154
                                                     ============   ============

      b. Depreciation and amortization expenses in respect of fixed assets amounted to $3,010 and $ 1,836 for the years ended December 31, 2004 and 2003, respectively and $ 2,054 for the nine months ended September 30, 2005 (unaudited).

NOTE 5 - CREDIT FROM BANK

      The balance of the credit is in Israeli currency. The annual interest rate as of December 31, 2004 and 2003 is 7%.

NOTE 6 - TRADE PAYABLES

                                                            December 31,
                                                     ---------------------------
                                                         2004          2003
                                                     ------------   ------------

      Open accounts                                         6,245         32,641
      Notes payable                                           235         35,866
                                                     ------------   ------------

                                                            6,480         68,507
                                                     ============   ============

NOTE 7 - OTHER PAYABLES

                                                             December 31,
                                                     ---------------------------
                                                         2004          2003
                                                     ------------   ------------
      Employees and related expenses                       36,324         63,804
      Israeli government institutes                       253,482        118,241
      Third party (a)                                     100,000        100,000
      Accrued expenses                                     17,659         15,931
                                                     ------------   ------------

                                                          407,465        297,976
                                                     ============   ============

      a) Allowance made for third party on funds received during 2003, on account of a demo unit purchased from him.

NOTE 8 - LIABILITY FOR EMPLOYEE RIGHTS UPON RETIREMENT

      Israeli labor law generally requires payments of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company has recorded a severance pay liability for the amount that would be paid if all its employees were dismissed at the balance sheet date, on an undiscounted basis, in accordance with Israeli Labor law. This liability is computed based upon the number of years of service multiplied by the latest monthly salary. The amount of accrued severance pay represents the company's severance pay liability in accordance with labor agreements in force and based on salary components, which in management's opinion create an entitlement to severance pay. The liability is partly funded by insurance policies. The amounts funded are included among non-current assets. The Company may only utilize the insurance policies for the purpose of disbursement of severance pay.

      In September 2004 all the Company's employees transferred to the parent company which took upon it self all these retirement liabilities and funds as well.

NOTE 9- SHARE CAPITAL

      a. As at September 30, 2005 (unaudited), December 31, 2004 and 2003 the share capital of the Company is as follows:

                                             Number of Shares          Amount
                                      ---------------------------   ------------
                                                      Issued and    U.S dollars
                                       Authorized        paid       in thousands
                                      ------------   ------------   ------------
      Ordinary shares of NIS 1
       par value                            10,000         10,000          2,111
                                      ============   ============   ============

      b. Ordinary shares

      Each Ordinary share is entitled to one vote. The holders of Ordinary shares also are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. No dividends have been declared or paid through September 30, 2005.

NOTE 10- TAXES ON INCOME

      A. Corporate taxation in Israel

      1. Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 (hereafter - the Inflationary Adjustments Law)

            Under the Inflationary Adjustments Law, results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI. The Company is taxed under this law.

      2.    Tax rates

            The income of the Company is taxed at the regular rate. Through December 31, 2003, the Isreali corporate tax was 36%. In July 2004, amendment No. 140 to the Israeli Income Tax Ordinance was enacted. One of the provisions of this amendment is that the corporate tax rate is to be gradually reduced from 36% to 30%. In August 2005, a further amendment (No. 147) was published, which makes further revision to the corporate tax rates prescribed by Amendment No. 140. As a result of the aforementioned amendment, the corporate tax rates for 2004 and thereafter are as follows: 2004 - 35%, 2005 - 34%, 2006
            - 31%, 2007 - 29%, 2008 - 27%, 2009 - 26% and for 2010 and
            thereafter - 25%.

            The abovementioned changes in corporate tax rates will have no material effect of the balances of deferred tax assets and liabilities of the Company.

      B. Tax benefits under the law for Encouragement of Capital Investments - 1959.

      The Company's production facilities have been granted in 2003 an "Approved Enterprise" status under the Law for the Encouragement of Capital Investments, 1959. The entitlement to the above benefits is conditional upon the companies' fulfilling the conditions stipulated by the law, regulations published thereunder and the instruments of approval for the specific investments in approved enterprises/approved assets. In the event of failure to comply with these conditions, the benefits may be cancelled and the company may be required to refund the amount of the benefits, in whole or in part, with the addition of interest. Due to the fact that the plan was not executed and the equipment was not purchased, the "Approved Enterprise" status will probably be revoked.

      C. Deferred taxes

      The deferred tax assets in respect of the balances of temporary differences (mostly in respect of carry forward tax losses) and the related valuation allowance, are as follows:

                                                            December 31,
                                                     ---------------------------
                                                         2004           2003
                                                     ------------   ------------
      Deferred tax assets - in respect of -
      Carry forward tax losses                            223,200        219,210

      Less - valuation allowance                          223,220        219,210
                                                     ------------   ------------
                                                               --             --
                                                     ============   ============

      D. Tax assessments

      The Company has not received tax assessments since incorporation.

      E. Losses for tax purposes

      As of December 31, 2004, the Company has carryforward tax losses of approximately $744,000, the tax losses can be utilized indefinitely

NOTE 11 - BALANCES AND TRANSACTIONS WITH RELATED PARTIES

      A. Long term loans

                                                            December 31,
                                                     ---------------------------
                                                         2004           2003
                                                     ------------   ------------
      Related party                                       108,723         40,509
      Parent Company                                      621,515        414,791
                                                     ------------   ------------
                                                          730,238        455,300
                                                     ============   ============

      The loans are unlinked and bear no interest and a repayment date has not been set.

      B. Transactions with Related Parties

                                                       Year ended december 31,
                                                     ---------------------------
                                                         2004          2003
                                                     ------------   ------------
      Research and development costs -
       Parent Company                                      53,918             --
                                                     ============   ============
      Research and development costs -
       Payroll to related party                            32,023         27,406
                                                     ============   ============
      General and administration expenses -
       Payroll to related party                            21,032         35,452
                                                     ============   ============

NOTE 12 - CONTINGENT LIABILITIES AND COMMITMENTS

      1. The Company has received grants from the Chief Scientist's Office (hereinafter "CSO") of the Ministry of Trade and Industry in Israel, which amounted to approximately $ 440,000. In July 2005, the Company received a demand from the CSO to pay back an amount of approximately $ 17,000 due to an inspection made by the CSO. The Company is committed to pay royalties to the CSO of 3% on sales proceeds from products in which the CSO participated by the way of grants, limited to 120% of the grants received (linked to the US dollar rate). The Company's grant balance yet to be repaid to the CSO by royalties as of December 31, 2004 amounted to approximately $ 520,000.

      2. In April 2003, the Company has entered into a research and development agreement with the Israeli Ministry of Defense ("MOD"). During the years 2003 and 2004, the Company received approximately $ 223,000 from the MOD and according to the agreement the Company is committed to pay royalties at the rate of 1.5% on sales of the developed product. In March 2004, the MOD terminated the agreement. As the aforementioned CSO participations were for research and development projects that are similar to the project with the MOD, the CSO may demand the Company to repay the grants received, therefore the Company recorded in 2003 and 2004 provisions in amounts of the grants that received from the MOD.

NOTE 13 - ADDITIONAL DATA RELATING TO STATEMENTS OF OPERATIONS

                                                       For the year ended
                                                          December 31,
                                                   ----------------------------
                                                       2004            2003
                                                   ------------    ------------
      a)  Research and development expenses, net
          Research and development expenses             342,933         530,638
          Less grants                                   (92,585)       (169,008)
                                                   ------------    ------------
                                                        250,348         361,630
                                                   ============    ============

      b)  General and administrative expenses
          Payroll and related expenses                   21,032          35,452
          Others                                         18,057          36,725
                                                   ------------    ------------
                                                         39,089          72,177
                                                   ============    ============